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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2002, except for Note 2 paragraphs 2, 3, 4 and 5 and Note 21, as to which the date is December 31, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-99727) and related Prospectus of SmartDisk Corporation for the registration of 22,238,463 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Miami, Florida
January 30, 2003